As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-274569
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT FILE NO. 333-274569
UNDER
THE SECURITIES ACT OF 1933

MAPLEBEAR INC.
(Exact name of registrant as specified in its charter)

Delaware	46-0723335
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(888) 246-7822
(Address of principal executive offices, including zip code)
Maplebear Inc. 2013 Equity Incentive Plan
Maplebear Inc. 2018 Equity Incentive Plan
(Full titles of the plans)
Fidji Simo
Chief Executive Officer
Maplebear Inc.
50 Beale Street, Suite 600
San Francisco, California 94105
(888) 246-7822
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Rachel Proffitt Jonie Kondracki Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Morgan Fong Bradley Libuit Kelsey Wilcox Nathan Cao Maplebear Inc. 50 Beale Street, Suite 600 San Francisco, California 94105 (888) 246-7822
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of Maplebear Inc. (the “Registrant”) and is being filed to remove from registration all securities of the Registrant that had been registered for sale on the Registration Statement:
•File No. 333-274569, as filed with the Securities and Exchange Commission on September 19, 2023, pertaining to the registration of an aggregate of 354,079 shares of common stock of the Registrant acquired or issuable under the Maplebear Inc. 2013 Equity Incentive Plan and Maplebear Inc. 2018 Equity Incentive Plan to certain employees of the Registrant upon the exercise of stock options and settlement of restricted stock units.
The Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, for over 90 days. Accordingly, and subject to compliance with the other provisions of Rule 144 or Rule 701, as the case may be, the holders of securities registered on the Registration Statement may be able to sell their shares pursuant to Rule 144 or Rule 701.
In accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering covered by the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all securities of the Registrant that had been registered for sale on the Registration Statement.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 5, 2024.

MAPLEBEAR INC.

By:	/s/ Fidji Simo
Fidji Simo
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fidji Simo	Chief Executive Officer and Chairperson (Principal Executive Officer)	March 5, 2024
Fidji Simo

/s/ Nick Giovanni	Chief Financial Officer (Principal Financial Officer)	March 5, 2024
Nick Giovanni

/s/ Alan Ramsay	Chief Accounting Officer (Principal Accounting Officer)	March 5, 2024
Alan Ramsay

/s/ Ravi Gupta	Director	March 5, 2024
Ravi Gupta

*	Director	March 5, 2024
Jeffrey Jordan

*	Director	March 5, 2024
Meredith Kopit Levien

*	Director	March 5, 2024
Barry McCarthy

*	Director	March 5, 2024
Michael Moritz

*	Director	March 5, 2024
Lily Sarafan

*	Director	March 5, 2024
Frank Slootman

*	Director	March 5, 2024
Daniel Sundheim

*By:	/s/ Fidji Simo
Attorney-in-Fact